Exhibit 99.1

500 Spruce Tree Centre 1600 University Avenue West St. Paul, Minnesota 55104-3825 USA 651.603.7700 Fax: 651.603.7795 www.imagesensing.com

NEWS RELEASE

Contacts:	Art Bourgeois, Chief Financial Officer

Image Sensing Systems, Inc. Phone: 651.603.7700

FOR IMMEDIATE RELEASE

Image Sensing Systems Receives Favorable Compliance Letter From Nasdaq

Saint Paul, Minnesota.- May 18, 2006-Image Sensing Systems, Inc. (“ISS”) (NASDAQ: ISNS)

As previously disclosed, ISS received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the ISS failed to comply with the nominating committee requirements for continued listing set forth in Marketplace Rule 4350(c)(4). On May 15, 2006, ISS received a letter from Nasdaq stating that the Nasdaq staff has determined that ISS complies with Marketplace Rule 4350(c)(4) and that the matter is closed.

Headquartered in St. Paul, Minnesota, ISS combines expertise in image processing, hardware and software engineering, and communications to develop video vehicle detection systems for traffic management and control applications. The Autoscope vehicle detection system is the world leader in video detection for advanced traffic management systems for highways, tunnel incident detection, intersection control, and traffic data collection. The Autoscope system provides traffic managers the means to reduce roadway congestion, improve roadway planning, and improve cost efficiencies.

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